UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2021

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On November 4, 2021, H&R Block, Inc. (the “Company”), HRB Professional Resources LLC, an indirect subsidiary of the Company, and Jeffrey J. Jones II, the Company’s President and Chief Executive Officer, entered into a new Employment Agreement (the “Employment Agreement”), which replaced Mr. Jones’s prior Employment Agreement dated August 21, 2017.
The principal terms of the Employment Agreement are as follows:
▪Five year term, until November 4, 2026 (the “Term”).
▪Base salary of $995,000.
▪Beginning in fiscal year 2022 and for each year during the Term, Mr. Jones’s target short term incentive (“STI”) target will be 150% of base salary, with a cap of 200% of base salary, subject to the maximum amount permitted by the Company’s Executive Performance Plan.
▪Beginning in fiscal year 2023 and for each year during the Term, Mr. Jones will receive long term incentive awards having an aggregate target grant date fair value of $6.2 million.
▪If Mr. Jones resigns for Good Reason or is involuntarily terminated without Cause (as such terms are defined in the Employment Agreement), subject to his execution and non-revocation of a release, Mr. Jones will be eligible to receive severance benefits consisting of:
–Any STI earned but unpaid with respect to a fiscal year ending prior to the termination date (the “Prior Year Bonus”);
–A lump-sum cash payment equal to the sum of two times base salary and two times target STI (the “Base Severance”);
–Reimbursement for up to 24 months of COBRA premium payments (the “COBRA Benefit”); and
–Any STI related to the fiscal year in which the termination occurs based on actual performance, prorated for the number of days of Mr. Jones’s employment during such fiscal year.
▪If Mr. Jones resigns for Good Reason or is involuntarily terminated without Cause during the 120-day period preceding or the 24-month period following a change in control of the Company, in lieu of the severance described above, subject to his execution and non-revocation of a release, Mr. Jones will be eligible to receive the Prior Year Bonus, the Base Severance, the COBRA Benefit, and any STI related to the fiscal year in which the termination occurs based on achievement of 100% of the target opportunity, prorated for the number of days of his employment during such fiscal year.
▪The Employment Agreement imposes restrictive covenants on Mr. Jones on the terms and conditions set forth in the Employment Agreement which include: non-hire, non-solicitation, non-competition, and non-disparagement during the Term and for two years after his last day of employment; and non-disclosure of proprietary information during the term and thereafter in perpetuity.
The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
A copy of the Company’s press release regarding Mr. Jones’s Employment Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number    Description
10.1     Employment Agreement dated November 4, 2021, among H&R Block, Inc., HRB Professional Resources LLC, and Jeffrey J. Jones II.
99.1    Press Release Issued November 4, 2021.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	November 4, 2021	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary